SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. _______)

CHECK THE APPROPRIATE BOX:

[ ]      PRELIMINARY INFORMATION STATEMENT

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14c-5(d)(2))

[X]      DEFINITIVE INFORMATION STATEMENT

                              WTC INDUSTRIES, INC.

         [X]      No fee required

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determine):

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)       Total fee paid:

                  --------------------------------------------------------------

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  --------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         3)       Filing Party:

                  --------------------------------------------------------------

         4)       Date Filed:

                  --------------------------------------------------------------

                              WTC INDUSTRIES, INC.
                                1000 APOLLO ROAD
                           EAGAN, MINNESOTA 55121-2240


         Notice is hereby given that a Meeting of Stockholders of WTC Industries, Inc. will be held at the Southview Country Club at 239 East Mendota Road in West Saint Paul, Minnesota on Wednesday, May 22, 2002 at 3:00 p.m. local time, for the following purposes:

         1. To elect five directors to hold office until the next regular Meeting of Stockholders or until their successors are elected.

         2. To ratify and approve the selection of independent public accountants for the Company for the current fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 19, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


                                        By Order of the Board of Directors



                                        Robert C. Klas, Sr.
                                        Chief Executive Officer

Eagan, Minnesota
April 25, 2002

                              WTC INDUSTRIES, INC.
                                1000 APOLLO ROAD
                           EAGAN, MINNESOTA 55121-2240

                              INFORMATION STATEMENT


         The Board of Directors of WTC Industries, Inc. (the "Company") has scheduled a Meeting of Shareholders. The Company has authorized that action be taken at the meeting on the following items: (i) reelection of the current Board of Directors, and (ii) ratification of the selection of the Company's auditors. Under Delaware law, the election of Directors requires shareholder approval of the holder or holders of a majority of the Company's outstanding Common Stock. The proposed ratification of the Company's auditors is being submitted to shareholders voluntarily. Robert C. Klas, Sr. (the "Majority Shareholder") holds a majority of the outstanding shares of Common Stock of the Company, and he has indicated he will vote at the meeting in favor of the proposed actions.

         The total number of shares of capital stock of the Company outstanding and entitled to vote at the meeting as of April 19, 2002 consists of 1,508,148 Shares of $0.10 par value Common Stock. Each share of Common Stock is entitled to one vote and there is no cumulative voting. The mailing of this Notice of Meeting and Information Statement is expected to occur on or about April 25, 2002 to shareholders of record at April 19, 2002, and the effective date of this Information Statement will be twenty days after the mailing.

         This Information Statement is being furnished to the Company's shareholders to inform them of the date and time of the Meeting, the Board's actions and the Majority Shareholder's intent to vote in favor of the actions. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                    INFORMATION REGARDING SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table includes information as of April 19, 2002 concerning the beneficial ownership of Common Stock of the Company by (i) the only shareholders known to the Company to hold more than five percent of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each of the most highly compensated officers of the Company in office at the end of fiscal year 2001 whose total cash compensation exceeded $100,000 during fiscal year 2001, and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. The business address for the Company's directors and executive officers is 1000 Apollo Road, Eagan, Minnesota 55121-2240.

                                                                                      PERCENT
BENEFICIAL OWNER                                             AMOUNT                  OF CLASS
----------------                                             ------                  --------
Robert C. Klas, Sr. (1)                               1,652,555(3)(4)(5)(6)(7)         78.0%

Robert C. Klas, Jr. (1)                                           76,875(3)(6)          4.9

John A. Clymer (1)                                                35,541(3)(6)          2.3

Biloine W. Young (1)                                              35,341(3)(6)          2.3

Dr. Ronald A. Mitsch (1)                                             69,055(3)          4.4

James J. Carbonari (2)                                              100,000(3)          6.2

Andrew Rensink (2)                                                   16,000(3)          1.1

Gregory P. Jensen (2)                                                37,000(3)          2.4

David M. Botts (2)                                                   42,198(3)          2.7

Jon H. Magnusson                                                    164,713(8)         11.0
300 South Owasso Boulevard
St. Paul, Minnesota 55117

All Officers and Directors as a Group (9 persons)     2,064,565(3)(4)(5)(6)(7)         81.7%

---------------------------------

(1)  Serves as a director of the Company.
(2)  Serves as an executive officer of the Company.
(3)  Includes options to purchase the following number of shares of Common
     Stock: Mr. Clymer, 10,991 shares; Ms. Young, 10,991 shares; Dr. Mitsch, 69,055 shares; Mr. Carbonari 100,000 shares; Mr. Rensink 16,000 shares; Mr. Jensen 37,000 shares; Mr. Botts, 40,250 shares; and all officers and directors as a group, 284,287 shares. Includes warrants to purchase the following number of shares on or before June 30, 2003: Mr. Klas, Sr., 75,098 shares; Mr. Klas, Jr., 1,250 shares; Mr. Clymer, 2,500 shares; Ms. Young, 2,500 shares; and all officers and directors as a group, 81,348 shares.
(4) Includes a warrant to purchase 240,000 shares of Common Stock on or before March 22, 2006, a warrant to purchase 80,000 shares of Common Stock on or before March 28, 2004 and a warrant to purchase 75,000 shares of Common Stock on or before December 27, 2004.
(5) Includes 22,500 shares of Common Stock held by The Tapemark Company Cash or Deferred Profit Sharing Plan; 57,867 shares of Common Stock held by The Tapemark Company; and 44,178 shares of Common Stock issuable upon exercise of warrants expiring June 30, 2003. The Tapemark Company is an affiliate of Mr. Klas, Sr..
(6) Includes options to purchase from Mr. Klas, Sr. personally the following number of shares of Common Stock: Ms. Young, 20,600 shares; Mr. Clymer, 20,600 shares; and Mr. Klas, Jr., 75,000 shares. These shares are also included in Mr. Klas, Sr.'s amount.
(7) Includes a warrant Stock held by the Robert C. Klas 2000 Irrevocable Trust of which Mr. Klas, Sr. is the trustee, to purchase 101,900 shares of Common Stock.
(8) Based on the best information available to the Company, Mr. Magnusson has not responded to Company requests for information on his holdings of Company stock and does not appear to be in compliance with Section 16(a) filing requirements. Includes 9,760 shares of Common Stock held by Katrin Magnusson, Mr. Magnusson's daughter, and 9,760 shares of Common Stock held by Kristofer Magnusson, Mr. Magnusson's son.

                       ELECTION OF DIRECTORS (PROPOSAL 1)

         Five directors will be re-elected at the Annual Meeting of shareholders to serve until the next annual meeting of shareholders, or until their successors are elected. The Company does not have a nominating committee of the Board of Directors. The Board of Directors has nominated the five persons named below. Unless otherwise indicated, each nominee has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years.

         The names of the nominees, their principal occupations and other information is set forth below based upon information furnished to the Company by the nominees.

                                                          Primary Occupation                          Director
    Name and Age                                        and Other Directorships                         Since
    ------------                                        -----------------------                         -----
    Robert C. Klas, Sr. (74) *     Chairman of the Company; Chairman of the Board of The Tapemark       1994
                                   Company (printing and manufacturing company).

    Biloine W. Young (75)          Writer; Vice-Chair, Trustee Candidate Advisory Council and           1994
                                   Regent Candidate Advisory Council; Member, Executive Committee,
                                   Riverfront Corporation; Emeritus Director, Science Museum of
                                   Minnesota; Emeritus Director, Minnesota Public Radio

    John A. Clymer (53)            Managing Director, U.S. Trust Company; Director, Hanover Capital     1994
                                   Mortgage Holdings, Inc.; Director, Phipps Foundation; Director,
                                   St. Paul Foundation; Director, Minnesota Foundation; Director,
                                   YMCA Retirement Fund.

    Robert C. Klas, Jr. (48) *     President of The TapeMark Company; Chairman of the Board,            1996
                                   Community Employment Partnership; Vice Chair, Dakota
                                   Communities, Inc.; Director, The Berres Homes, Inc.; Director,
                                   TapeMark Charity ProAm.

    Dr. Ronald A. Mitsch (67)      Retired Vice Chairman of the Board and Executive Vice President      1999
                                   of 3M Company; Director of NCR, Lubrizol, Material Sciences
                                   Corporation, Dandy Golf Company and Chairman of the Board of
                                   Trustees for Hamline University.

*        Mr. Klas, Sr. is the father of Robert C. Klas, Jr.

         The Board of Directors met three times during fiscal year 2001. Each director attended more than 75% of the meetings of the Board of Directors and Board committees on which he or she served.

         The Board of Directors constituted a Compensation Committee during fiscal year 2001 and appointed Ronald A. Mitsch and Robert C. Klas, Jr. The Board of Directors has adopted a charter governing the operation of the Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board of Directors as to forms and amounts of compensation to be paid the Company's Directors and Officers. The Compensation Committee met four times during fiscal year 2001.

                          REPORT OF THE AUDIT COMMITTEE

         The Board of Directors has an Audit Committee comprised of John A. Clymer, Biloine W. Young, and Ronald A. Mitsch. The Board of Directors has adopted a charter governing the operation of the Audit Committee. Each of the members of the Audit Committee is independent.

         The Audit Committee is responsible for providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent auditor's participation in the financial reporting process.

         The Audit Committee met four times in fiscal year 2001 and has met twice in fiscal year 2002. These meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company's independent auditors, McGladrey & Pullen, LLP. During these meetings, the Audit Committee reviewed and discussed the audited financial statements with management and McGladrey & Pullen, LLP, as well as quarterly, annual and other filings with the Securities and Exchange Commission. The Audit Committee received the written disclosure and the letter from McGladrey & Pullen, LLP, required by Independence Standards Board Standard No. 1 and discussed with McGladrey & Pullen, LLP, its independence.

         Based on the discussions with management and McGladrey & Pullen, LLP, the Audit Committee's review of the representations of management and the report of McGladrey & Pullen, LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for fiscal year 2001 filed with the Securities and Exchange Commission.

      SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

            John A. Clymer     Biloine W. Young     Ronald A. Mitsch

                             EXECUTIVE COMPENSATION

         The following table shows for the Company's last three fiscal years the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the other executive officers whose cash compensation exceeded $100,000 in fiscal year 2001 ("Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              Long Term
                                                                             Compensation
                                                                             ------------
                                             Annual Compensation                Awards
                                    -------------------------------------    ------------
                                                                 Other
                                                                 Annual       Securities     All Other
        Name and                                                Compensa-     Underlying     Compensa-
   Principal Position       Year     Salary($)     Bonus($)      tion($)       Options       tion($)(3)
   ------------------       ----     ---------     --------      -------       -------       ----------
Robert C. Klas, Sr. (1)     2001         0             0            0              0              0
Chief Executive             2000         0             0            0              0              0
Officer and Chairman        1999         0             0            0              0              0
of the Board

James J. Carbonari (2)      2001      190,000          0            0              0            6,000
Chief Executive Officer     2000      187,500          0            0              0            6,000
and President               1999      175,000          0            0              0            6,000

David M. Botts              2001      146,050          0            0            1,000            0
Vice President of New       2000      159,375          0            0              0              0
Business Development        1999      125,000          0            0              0              0

Gregory P. Jensen           2001      115,119          0            0            2,000            0
Chief Financial Officer     2000      109,288          0            0              0              0
                            1999      100,000          0            0              0              0

Andrew Rensink              2001      137,700          0            0            1,000          7,500
Vice President of           2000       56,750          0            0              0            7,500
Operations                  1999         0             0            0              0              0

------------------------

(1) Mr. Klas, Sr. was elected as the Company's Chief Executive Officer on April 13, 1996. He was replaced as the Company's Chief Executive Officer by James J. Carbonari on August 21, 2001. The Company has not paid a salary, bonus or other annual compensation to Mr. Klas, Sr.
(2) Mr. Carbonari was elected as the Company's Chief Executive Officer and President on August 21, 2001, 2001. Mr. Carbonari was elected President of Pentapure Incorporated on August 17, 1998. On May 2, 2000, Mr. Carbonari was appointed Chief Executive Officer and President of Pentapure Incorporated. Pentapure Incorporated is a subsidiary of the Company.
(3)      Represents an annual car allowance for Mr. Carbonari and Mr. Rensink.

STOCK OPTIONS

         The following table sets forth information with respect to the Named Executive Officers concerning the grant of options during the last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                      Percent of Total Options
                           Number of Securities         Granted to Employees       Exercise of Base    Expiration
Name                    Underlying Options Granted         in Fiscal Year            Price ($/Sh)         Date
----                    --------------------------         --------------            ------------         ----
David M. Botts                    1,000                          9.5%                    $3.00         5/22/2008

Gregory P. Jensen                 2,000                         19.0%                    $3.00         5/22/2008

Andrew Rensink                    1,000                          9.5%                    $3.00         5/22/2008

OPTION EXERCISES AND HOLDINGS

         The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of fiscal year 2001:

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                        Number of Securities
                                                             Underlying                Value of Unexercised
                                                       Unexercised Options at         In-the-Money Options at
                                                          Fiscal Year-End                 Fiscal Year-End
                                                         -----------------           ------------------------
                         Shares
                       Acquired on      Value
Name                    Exercise    Realized($)(1)   Exercisable  Unexercisable   Exercisable(2)  Unexercisable(2)
----                    --------    --------------   -----------  -------------   --------------  ----------------
Robert C. Klas, Sr.         0             0                    0              0              $0                $0

James J. Carbonari          0             0              100,000              0        $293,750                $0

David M. Botts            4,500        $20,344            41,500              0        $119,989                $0

Gregory P. Jensen           0             0               37,000              0        $104,813                $0

Andrew Rensink              0             0               16,000         45,000        $(29,000)         $(90,000)

-----------------------

(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.
(2) Based on a per share price of $4.00 which is the fair market value of the Company's Common Stock on December 31, 2001. Value is calculated on the difference between the option exercise price and $4.00 multiplied by the number of shares of Common Stock underlying the options, but before taxes associated with exercise.

DIRECTOR COMPENSATION

         Effective August 19, 1999, the Board of Directors approved a cash payment of $500 for each meeting attended for all Directors who are not employed by the Company. Effective March 22, 2000, the Board of Directors approved a cash payment of $500 for each committee meeting attended by all Directors not employed by the Company. Under the 1996 Stock Option Plan, as amended, non-employee Directors are now entitled to receive an annual grant of non-qualified options to purchase 1,500 shares of the Common Stock. These options have an exercise price equal to 100% of the fair market value per share of the Common Stock on the date of grant, are fully vested on the date of grant and expire five years after date of grant. For services rendered during fiscal year 2001, options for 4,500 shares of Common Stock were granted to non-employee Directors under this provision.

         Before the 1996 Stock Option Plan was amended by the Company's shareholders in 2001, non-employee directors were entitled to an annual formula grant of non-qualified options, not to exceed 500 shares per director, for services rendered in fiscal year 2001, options for 341 shares of Common Stock were granted to non-employee directors under this provision.

         In fiscal year 2001, the Company's Board of Directors approved a one-time grant for newly elected non-employee directors of an option to purchase 7,500 shares of Common Stock. These options vest one-third immediately and one-third each of the succeeding two years. The Board of Directors grandfathered existing non-employee directors with respect to this compensation and options for 22,500 shares of Common Stock were granted to non-employee directors under this provision in fiscal year 2001.

EMPLOYMENT/CHANGE IN CONTROL AGREEMENTS

         None of the Company's executive officers is party to an employment agreement with the Company.

         Each of the Company's Named Executive Officers and the Company have entered into a Change in Control Agreement. Pursuant to these agreements, if there is (i) an acquisition by any person, entity or group of beneficial ownership of 51% or more of either the then outstanding shares of Company common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or (ii) a failure for any reason of individuals constituting the incumbent Board of Directors to constitute at least a majority of the Board of Directors; or (iii) approval by the stockholders of the Company of a reorganization, merger, consolidation, in each case with respect to which the shares of the Company voting stock outstanding immediately prior to such reorganization, merger or consolidation do not constitute or become exchanged for or converted into more than 51% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company (each of the foregoing a "Change in Control"), then the Company's Named Executive Officers may be entitled to a continuation of their compensation and certain benefits for a limited period of time upon termination of their employment with the Company. If a Named Executive Officer's (other than James Carbonari) employment is terminated or if he elects to terminate his employment for good reason, in either case within 2 years after a Change in Control, or if the Named Executive Officer's employment is terminated other than for cause by a third party who has taken steps to effect a Change in Control or otherwise in connection with or in anticipation of a Change in Control, then the Named Executive Officer is entitled to (i) payment, in lump sum or installments, of 18 months of compensation at the greater rate of his base salary for the year in which terminated or base salary for the prior year; (ii) continued health care (medical and dental) insurance for 18 months from the date of termination; (iii) continued life insurance benefits for 18 months from the date of termination;
(iv) elect COBRA coverage after 18 months from the date of termination; and (v) continuation of any other coverages for 18 months from the date of termination. James Carbonari is entitled to the same compensation and continued benefits as those just described except that his compensation and continued benefits are provided for three years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal year 2001, the Company's insiders complied with all applicable Section 16(a) filing requirements, with the exception of Jon Magnusson, a shareholder of over 10% of the Company.

                        APPROVAL OF AUDITORS (PROPOSAL 2)

         McGladrey & Pullen, LLP, independent public accountants, have been auditors for the Company since November 1998. They have been reappointed by the Board of Directors, and approved for election by the Majority Shareholder of the Company. A representative of McGladrey & Pullen, LLP is expected to be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available for questions.

AUDIT FEES.

         The aggregate fees billed to the Company by McGladrey & Pullen, LLP for professional services rendered for the audit of the Company's financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Form's 10-QSB, Form 10-KSB, attendance at Audit Committee meetings, and accounting consultations for that year were $39,517.

ALL OTHER FEES.

         Other than audit fees, the aggregate fees billed to the Company by McGladrey & Pullen, LLP or associated entities for fiscal year 2001, none of which were financial information systems design and implementation fees, were $7,407. The Audit Committee determined that the services performed by McGladrey & Pullen, LLP and associated entities other than audit services are not incompatible with McGladrey & Pullen, LLP maintaining its independence vis a vis the Company.

                              CERTAIN TRANSACTIONS

         Over time and at various times, the Company has borrowed certain sums from Robert C. Klas, Sr. and his affiliate, The Tapemark Company ("Tapemark"), for working capital purposes. On February 29, 2000, effective December 31, 1999, the Company and Mr. Klas agreed to restructure their then-existing debt arrangements. Under the new arrangement, Mr. Klas (a) converted to 180,000 shares of the Company's Common Stock a total of $450,000 of the Company's existing indebtedness to him, (b) invested $250,000 in cash in the Company to purchase 100,000 shares of the Company's common stock, (c) assumed the Company's existing indebtedness of $750,000 to its lender, U.S. Bank, and the Company issued to Mr. Klas a Convertible Promissory Note dated March 29, 2000 in the amount of such indebtedness which matured March 29, 2001 and provides a right to convert such indebtedness to shares of Company common stock at the discretion of the holder of the Note at a conversion price of $3.00 per share, and (d) co-signed a new credit agreement with U.S. Bank under which the bank extended a term loan of $750,000 to the Company and provided to the Company a $700,000 revolving credit facility, and in consideration therefor the Company issued to Mr. Klas a new stock purchase warrant to purchase 80,000 shares of the Company's common stock for an exercise price of $3.125 per share at any time prior to March 28, 2004. In addition, the Company agreed to extend by five years to May 22, 2006 the expiration date of a warrant to purchase 240,000 shares of Company common stock which was issued to Mr. Klas in 1996.

         On December 28, 2000, the Company entered into an additional lending arrangement with Mr. Klas under which the Company can borrow up to $1,250,000 at prime plus 4%. As of December 31, 2001 there were no amounts outstanding under this arrangement. This arrangement has been terminated.

         On March 22, 2001 the Company renegotiated the Convertible Promissory
Note issued to Mr. Klas, Sr., dated March 29, 2000 whereby the maturity date of the note was extended to May 1, 2002, with monthly interest-only payments at prime plus 2%. Additionally, the note no longer is convertible into shares of Company common stock.

         On February 27, 2002, effective December 31, 2001, the Company entered into a new credit facility and executed a new term note with U.S. Bank replacing its existing facility, one result of which was that Mr. Klas is no longer required to co-sign the credit facility or note. Among other things, the proceeds from this new financing were used to (i) repay the Promissory Note issued to Mr. Klas dated March 29, 2000, (ii) retire the remaining indebtedness owed to Tapemark Company totaling approximately $482,000, and (iii) retire the remaining indebtedness owed by the Company under Promissory Notes issued pursuant to the Company's 1994 private placement, including indebtedness owed to Biloine Young ($42,543), John Clymer ($42,543), and Robert Klas, Jr. ($21,270), all directors of the company. As of December 31, 2001, the Company owed an aggregate of $2,489,138 to Mr. Klas.

         Tapemark provides labels for the Company's products. Mr. Klas is also the Chairman of the Board of Tapemark. During the years ended December 31, 2001 and 2000, the Company paid Tapemark a total of $123,000 and $87,000, respectively, for these services.

                              SHAREHOLDER PROPOSALS

         The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy or information statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with applicable rules. The Company's 2002 Annual Meeting of Shareholders is expected to be held on or about May 14, 2003. Shareholder proposals prepared in accordance with applicable rules must be received by the Company on or before December 26, 2002. If the Company receives notice of a shareholder proposal after March 11, 2003, such proposal will be considered untimely.

                                  OTHER MATTERS

         The Board of Directors of the Company knows of no other matters other than the foregoing to be brought before the meeting.

         The Annual Report of the Company for fiscal year 2001 is enclosed herewith and contains the Company's financial statements for fiscal year 2001. A copy of Form 10-KSB, the Annual Report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests such in writing from the Company, at the address noted on the first page of this Information Statement.


                                        By Order of the Board of Directors



                                        Robert C. Klas, Sr.
                                        Chief Executive Officer